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                                                        Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-24258, 33-24259, 33-60405, 33-54351, 33-54353, 33-54355,
33-65946, and 333-01687 and in Post-Effective Amendment No. 1 to Registration Statement Nos. 33-20852 and 33-20853 of Armco Inc. on Form S-8 of our reports dated February 5, 1997 on the consolidated financial statements and financial statement schedule of Armco Inc. and subsidiaries appearing in and incorporated by reference in this Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP



Pittsburgh, Pennsylvania
March 21, 1997